UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2006

NEWPAGE CORPORATION

Courthouse Plaza Northeast
Dayton, Ohio  45463
877.855.7243

State of Incorporation:	Delaware

Commission File No.:	333-125952

IRS Employer Identification No.:	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 7, 2006, Rumford Falls Power Company, a wholly-owned subsidiary of the Registrant, entered into an Asset Purchase Agreement with Brascan Power Inc. (also known as Brookfield Power) to sell two hydroelectric generating facilities located on the Androscoggin River in Rumford, Maine, for a cash sales price of $144 million. The Registrant plans to invest the proceeds in its business or use the proceeds to repay indebtedness, or both, in accordance with the terms of the Registrant's debt instruments.

The transaction, which is expected to close in the second quarter of 2006, is subject to customary conditions, including the receipt of regulatory approvals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Corporation

Date:	January 11, 2006	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and
Chief Financial Officer